AMENDMENT #1 TO PARTICIPATION AGREEMENT
                                      AMONG
                      SAGE LIFE ASSURANCE OF AMERICA, INC.
                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,
                           INVESCO FUNDS GROUP, INC.,
                                       AND
                           INVESCO DISTRIBUTORS, INC.

WHEREAS, Sage Life Assurance, INVESCO Variable Investment Funds, Inc. and INVESCO Distributors, Inc. entered into a Fund Participation Agreement (the "Agreement") on April 1st, 2001; and

WHEREAS, the parties desire to amend the Agreement by mutual written consent;

NOW THEREFORE, the parties to hereby agree that Schedule B to the Agreement is amended to read in its entirety as follows:

                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund:

INVESCO VIF - Growth Fund
INVESCO VIF - Financial Services Fund
INVESCO VIF - Health Sciences Fund
INVESCO VIF - Leisure Fund
INVESCO VIF - Technology Fund
INVESCO VIF - Telecommunications Fund

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of February 1, 2002.


                                    SAGE LIFE ASSURANCE OF AMERICA, INC.

                                    By:  /s/Robin I. Marsden
                                         ---------------------------------
                                         Robin I. Marsden, President & CEO

                                    INVESCO VARIABLE INVESTMENT FUNDS, INC.

                                    By:  /s/Ronald L. Grooms
                                         ---------------------------------
                                         Ronald L. Grooms, Treasurer

                                    INVESCO FUNDS GROUP, INC.

                                    By:  /s/Ronald L. Grooms
                                         ---------------------------------
                                         Ronald L. Grooms, Senior Vice President

                                    INVESCO DISTRIBUTORS, INC.

                                    By:  /s/Ronald L. Grooms
                                         ---------------------------------
                                         Ronald L. Grooms, Senior Vice President